UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

GENENTECH, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9813 (Commission File Number)	94-2347624 (I.R.S. Employer Identification No.)

1 DNA Way
South San Francisco, California 94080-4990
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 225-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
SIGNATURES

ITEM 1.02 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     See disclosure in Item 2.03 below which is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     On December 15, 2004, Genentech, Inc. entered into a Master Lease Agreement with Slough SSF, LLC for the lease of property consisting of approximately 780,000 square feet adjacent to Genentech’s South San Francisco campus to be developed into eight (8) buildings and two (2) parking structures (the “Business Park”). Slough will build the building shell for each building, and Genentech will finish the build-out of each building as lab or office space, as applicable. After this construction has been completed, the lease of the property will take place in two phases pursuant to separate lease agreements for each building as contemplated by the Master Lease Agreement. Phase I building leases will begin throughout 2006 and cover approximately 450,000 square feet. Subject to Genentech’s right to accelerate or delay the rent commencement dates for the Phase II buildings for up to one year, Phase II building leases will begin throughout 2008 and cover approximately 330,000 square feet. The leases are coterminous and will end twelve (12) years following the rent commencement date for the last building of Phase II. In the event the rent commencement date for one or more Phase II buildings is delayed, the initial lease payments for each such building will be increased pursuant to the terms of the Master Lease Agreement.

     Genentech’s aggregate lease payments as contemplated by the Master Lease Agreement through 2020 (if there is no acceleration or delay in the rent commencement date for a Phase II building) will be approximately $540,000,000. If there is a delay and the leases terminate one year later, Genentech will pay approximately an additional $28,000,000. Slough will provide Genentech one hundred dollars ($100.00) per square foot (approximately $78,000,000) as a tenant improvement allowance.

     Genentech has the right to build certain additional facilities in the Business Park at its own expense. Genentech also has an option to purchase the Business Park, which may be consummated on one of two dates which will likely be in 2016 or 2018 for the Phase I buildings and 2018 or 2020 for the Phase II buildings. In addition, Genentech has a right of first refusal with respect to each of the buildings and/or the entire Business Park.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2004	By:	/s/ Stephen G. Juelsgaard
Stephen G. Juelsgaard
Executive Vice President, General Counsel and Secretary